UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15609	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2006, Path 1 Network Technologies Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 1,620,000 shares of the Company’s Common Stock (the “Shares”) at a purchase price of $0.25 per share for aggregate gross proceeds of $405,000 (the “Financing”).

In connection with the Financing, the Company issued to Laurus Master Fund, Ltd. (“Laurus”) a warrant to purchase up to an aggregate of 350,000 shares of common stock of the Company with an exercise price of $0.50 per share (the “Warrant”) in exchange for certain waivers by Laurus under its existing agreements with the Company. The Warrant is exercisable until August 29, 2011 and may be exercised by Laurus only pursuant to a cash payment.

The Company’s Chief Executive Officer, Thomas L. Tullie, waived compensation amounting to $40,500 pursuant to an Officer Waiver of Cash Compensation dated August 30, 2006 (the “Officer Waiver”). In addition, each member of the Company’s Board of Directors waived monthly cash compensation for the entire year for an aggregate amount of $96,000 pursuant to a Form of Board of Directors Waiver of Cash Compensation dated August 30, 2006 (each a “Form of Board of Directors Waiver”).

The Purchase Agreement, the Warrant, the Officer Waiver and the Form of Board of Directors Waiver are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

On September 1, 2006, the Company issued a press release announcing the completion of the Financing. The text of the press release is set forth in Exhibit 99.1 attached to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, each Investor acquired the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each Investor is sophisticated within the meaning of Section 4(2) of the Securities Act and an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from each Investor regarding its investment intent, experience and sophistication; and each Investor either received or had access to adequate information about the Company in order to make informed investment decisions.

Each of the Warrant and the certificates representing Shares contain or will contain restrictive legends preventing their sale, transfer or other disposition, unless registered under the Securities Act, and each investor was informed by the company of these restrictions prior to the issuance of the Warrant and the Shares.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

(a) In exchange for the Warrant, Laurus agreed to (i) defer the repayment of the $600,000 over-advance related to the Revolving Line of Credit from October 1, 2006 to January 1, 2006, (ii) continue the principal repayment holiday on the $2.1 million Secured Convertible Term Note from September 1, 2006 until January 1, 2006, (iii) not declare default and accelerate either the Revolving Line of Credit or the Secured Convertible Term Note based on noncompliance with covenants related to the Company’s delisting from AMEX and allow the

Company to get listed on the OTC.BB. no later than December 31, 2006, and (iv) authorize the sale of certain of the Company’s patents so that the Company can use the proceeds of the sale for operating capital.

(b) As a result of the sale of our Common Stock for less than market value pursuant to the Financing, anti-dilution provisions in our debt and preferred stock covenants were triggered which resulted in an additional common stock of approximately 140,000 and 251,000 shares that will be issued to our debt and preferred holders, respectively, if and when they choose to convert their securities to Common Stock.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description
10.1	Purchase Agreement dated August 30, 2006 by and between the Company and the investors whose names appear on the signature pages thereof.

10.2	Warrant to Purchase Common Stock dated August 30, 2006 by and among the Company and Laurus Master Fund, Ltd.

10.3	Officer Waiver of Cash Compensation dated August 30, 2006

10.4	Form of Board of Directors Waiver of Cash Compensation dated August 30, 2006

99.1	Press Release dated September 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: September 1, 2006	By:	/s/ Jeremy Ferrell
Jeremy Ferrell
Interim Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.1	Purchase Agreement dated August 30, 2006 by and between the Company and the investors whose names appear on the signature pages thereof.

10.2	Warrant to Purchase Common Stock dated August 30, 2006 by and among the Company and Laurus Master Fund, Ltd.

10.3	Officer Waiver of Cash Compensation dated August 30, 2006

10.4	Form of Board of Directors Waiver of Cash Compensation dated August 30, 2006

99.1	Press Release dated September 1, 2006

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